UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2015

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, Robert J. Peters resigned as Executive Vice President and Chief Operating Officer of Patriot National, Inc. (the “Company”), effective immediately. The Company expects to pay Mr. Peters 90 days severance. The terms of the severance arrangement with Mr. Peters in connection with his resignation will be disclosed when determined.

This report may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause results to differ materially from those indicated in these statements, including the potential that agreements with current or former executives will not be finalized on terms favorable to us or at all, as well as those matters contained in our other filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this report. Any forward-looking statement that we may make in this report speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National, Inc.

Date: February 2, 2015	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch

	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary